Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-133368, No. 333-138070, No. 333-141571, No. 333-148924, No. 333-156995, No. 333-164567, No. 333-171962, No. 333-179265, No. 333-186509, No. 333-193614, No. 333-201754, No. 333-209144, No. 333-212255, No. 333-218774, No. 333-225599, No. 333-239103, and No. 333-256994) of Vanda Pharmaceuticals Inc. of our report dated February 24, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
February 24, 2022